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                                  EXHIBIT 12.1
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  ($ in 000'S)

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
                             THREE MONTHS ENDED  THREE MONTHS ENDED  YEAR ENDED  YEAR ENDED  YEAR ENDED  YEAR ENDED  YEAR ENDED
                               MARCH 25, 1994      MARCH 26, 1993       1993        1992        1991        1990        1990
                             -----------------   ------------------  ----------  ----------  ----------  ----------  ----------
Occupancy and Equipment Rental     $  3,356         $  3,051         $  12,757    $  12,126   $  12,767    $  7,755     $ 6,610

Fixed Charges:
- --------------
Interest Expense                   $  6,488         $  2,894         $  17,457    $  13,250   $  15,959    $ 23,825      12,727
Interest Portion of Rental
Expense (1/3)                         1,119            1,017             4,252        4,042       4,256       2,585       2,203
                                   --------         --------         ---------    ---------   ---------    --------     -------
  Total Fixed Charges              $  7,607         $  3,911         $  21,709    $  17,292   $  20,215    $ 26,410     $14,930

Earnings:
- ---------
Earnings Before Income Taxes      $  10,246         $ 11,271         $  47,344    $  33,669   $  17,845    $ 12,182     $ 6,894
Fixed Charges                         7,607            3,911            21,709       17,292      20,215      26,410      14,930
                                  ---------         --------         ---------    ---------   ---------    --------     -------
  Total Earnings                  $  17,853         $ 15,182         $  69,053    $  50,961   $  38,060    $ 38,592     $21,824

Ratio of Earnings to Fixed
Charges                                 2.3              3.9               3.2          2.9         1.9         1.5         1.5
                                        ---              ---               ---          ---         ---         ---         ---
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